Exhibit 99.2

Helio Corporation Appoints Oliver Fildes as Lead Systems Engineer for Space-Based Solar Power Program

Berkeley, California — February 12, 2026 — Helio Corporation (OTC: HLEO) (“Helio” or the “Company”) today announced the appointment of Oliver Fildes as Lead Systems Engineer for Space-Based Solar Power (SBSP). Mr. Fildes previously served as Project Systems Engineer at Helio Corporation and will now assume expanded responsibility for leading systems-level execution of the Company’s SBSP initiatives.

In his new role, Mr. Fildes will oversee day-to-day operational execution, systems integration, and technical validation activities related to Helio’s space-based solar power architecture. His appointment reflects Helio’s continued investment in internal technical leadership as the Company advances from prototype development toward full systems demonstration.

Mr. Fildes brings more than 15 years of aerospace engineering experience spanning complex, mission-critical space programs, including work on NASA-associated efforts such as Mars Sample Return and the James Webb Space Telescope. At Helio, he has played a central role in managing and executing test campaigns for Small Business Innovation Research (SBIR) prototypes, directly supporting the Company’s development of space-qualified hardware.

“Oliver has already been operating at a systems-level within Helio, leading testing, validation, and execution across our Mars Sample Return, SBIR, and most recently our SBSP programs,” said Gregory Delory, Founder and Chief Technology Officer of Helio Corporation. “His elevation to Lead Systems Engineer for SBSP formalizes the leadership role he has earned and positions Helio to advance one of the most impactful hardware and energy technologies under development today.”

As Lead Systems Engineer, Mr. Fildes will now focus on proving, integrating, and enabling different technology within Helio’s SBSP roadmap. While distinct from prior prototype efforts, this next phase represents a materially larger systems challenge with global energy implications, reinforcing Helio’s strategy of applying rigorous aerospace engineering experience to space-based solar power deployment.

Mr. Fildes holds both a Master of Science and Bachelor of Science in Aerospace Engineering from University of California, Los Angeles (UCLA).

The appointment underscores Helio’s commitment to advancing the space-based solar power sector by empowering experienced internal engineers to lead real-world systems projects, rather than relying solely on external advisory roles. By placing proven technical talent in direct operational leadership positions, Helio continues to strengthen its execution capabilities as it pursues leadership in the emerging SBSP market.

For More Information:

Ed Cabrera

Chairman of the Board and Chief Executive Officer

(956) 225-9639

emcabrera@helio.space

About Helio Corporation

Helio is pioneering a new class of energy infrastructure—space-based power systems aka “Power plants in space” that captures solar energy beyond Earth’s atmosphere and beams it safely and efficiently to the surface. Our vision is to establish orbital energy platforms as a foundational layer of the global power grid, delivering uninterrupted, carbon-free electricity at scale and reshaping how nations power cities, industries, and critical systems. Founded in 2018 as the ‘problem solvers to the space industry,’ Helio designs and delivers world-class space mechanisms, advanced antenna systems, and space design solutions; supporting NASA, private companies, universities, and global space agencies across missions ranging from small-scale programs to flagship space initiatives. We are proud to be a trusted partner to over a dozen space agencies, organizations, and companies across the globe. Our products can be found operating from the Sun to Jupiter. From NASA and European Space Agency to emerging private aerospace firms and academic institutions, we collaborate with some of the most innovative and forward-thinking players in the space industry.

For more information on the new strategic direction, financing initiatives and management additions, please visit www.helio.space to be added to our email list.

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